UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 30, 2010
ORIENTAL FINANCIAL GROUP INC.
(Exact name of registrant as specified in its charter)

Commonwealth of Puerto Rico	001-12647	66-0538893
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

Oriental Center
Professional Offices Park
997 San Roberto Street, 10th Floor
San Juan, Puerto Rico	00926
(Address of principal executive offices of each registrant)	(Zip Code)
(787) 771-6800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On April 30, 2010, Oriental Financial Group Inc. (the “Company”) announced that its commercial bank subsidiary, Oriental Bank and Trust (“Oriental Bank”), acquired all of the retail deposits, certain assets and substantially all of the operations of Eurobank, a Puerto Rico commercial bank (“Eurobank”), from the Federal Deposit Insurance Corporation (the “FDIC”), as receiver of Eurobank (the “Acquisition”), pursuant to the terms of the Purchase and Assumption Agreement — Whole Bank, All Deposits, dated as of April 30, 2010, between Oriental Bank and the FDIC (the “Agreement”).
     Under the Agreement, Oriental Bank assumed approximately $785 million in retail deposits, paying a premium of 1.25% on approximately $400 million in core retail deposits, and acquired approximately $1.7 billion of assets (including an approximately $1.58 billion portfolio of single-family residential and commercial loans) at a discount of 13.8%. These loans are subject to a loss sharing arrangement pursuant to which the FDIC will bear 80% of qualifying losses, beginning with the first dollar amount of qualifying losses (see “Loss Sharing Arrangements” below).
     In consideration for the excess assets acquired over liabilities assumed (taking into account the deposit premium and asset discount described above), Oriental Bank paid $100 million in cash to the FDIC and issued to the FDIC a secured promissory note (the “Note”) in the amount of $715,536,000, which is fully recourse to Oriental Bank. The Note is secured by the loans acquired from Eurobank under the Agreement and all proceeds derived from such loans. The entire outstanding principal balance of the Note is due one year from issuance, or such earlier date as such amount may become due and payable pursuant to the terms of the Note. Oriental Bank may extend the Note’s maturity date for up to four additional one-year periods, subject to the notice requirements set forth therein. Oriental Bank must pay interest in arrears on the Note at the Note Interest Rate (defined below) on the twenty-fifth day of each month or, if such day is not a business day, the next succeeding day that is a business day, commencing June 25, 2010, on the principal amount of the Note outstanding from time to time. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Borrowings under the Note bear interest at the per annum rate of 0.881%, and with respect to any renewal period, shall equal the sum of (a) 0.50% plus (b) the rate, determined by the FDIC on the business day immediately preceding the commencement of such renewal period, equal to the rate on United States Treasury Bills with a maturity of one year (the “Note Interest Rate”). Should Oriental Bank fail to pay any interest as and when due under the Note, such interest will accrue interest at the Note Interest Rate plus 2.00% per annum.
     Payments with respect to the Note will be made by Citibank, N.A., as paying agent on behalf of Oriental Bank, from a newly-created custodial account into which payments on the acquired loans, including loss sharing payments, will be deposited. The Note may be voluntarily prepaid, in whole or in part, without penalty (subject to the notice requirements set forth therein) and is subject to mandatory prepayment. Upon the occurrence of an event of default, the collateral agent may declare the Note to be immediately due and payable, provided that with respect to an event of default resulting from the occurrence of certain insolvency events, the Note will automatically become immediately due and payable without further act of the collateral agent or the holder of the Note. Events of default include a change of control, the occurrence of an insolvency event, a material adverse change in the financial conditions or operations of Oriental Bank, a default on any payment due under the Note and a breach of representations, warranties or other covenants, each as set forth in the Security Agreement, dated as of April 30, 2010, between Oriental Bank and the FDIC, as initial holder of the Note and as collateral agent.
     In addition, as part of the consideration for the Acquisition, the Company issued to the FDIC a value appreciation instrument (“VAI”). Under the terms of the VAI, the FDIC has the opportunity to obtain a cash payment equal to the product of (a) 334,000 and (b) the amount by which the average of the volume weighted average price of the Company’s common stock for each of the two NYSE trading days immediately prior to the exercise of the VAI exceeds $14.95. The VAI is exercisable by the FDIC, in whole or in part, from and including May 7, 2010 through and including July 6, 2010.
     All of Eurobank’s 22 banking offices located in Puerto Rico have reopened or will reopen as branches of Oriental Bank. The physical branch locations and leases were not immediately acquired by Oriental Bank in the Acquisition. Oriental Bank has an option, exercisable for 90 days following the closing of the Acquisition, to acquire at fair market value any bank premises that were owned by, or assume any leases relating to bank premises leased by, Eurobank (including ATM locations). Oriental Bank is currently reviewing the bank premises and related leases of Eurobank. In addition, Oriental Bank has an option, exercisable for 30 days following the closing of the Acquisition, to elect to assume or reject any contracts that provided for the rendering of services by or to Eurobank and must perform under all such contracts for 90 days with respect to contracts pursuant to which Eurobank provided services and 30 days with respect to contracts pursuant to which services were provided to Eurobank. Oriental Bank also has an option, exercisable for 90 days following the closing of the Acquisition, to accept the assignment of any leases with respect to data processing equipment held by Eurobank.
Loss Sharing Arrangements
     In connection with the Acquisition, Oriental Bank entered into loss sharing agreements with the FDIC (included as exhibits to the Agreement). Pursuant to the terms of the loss sharing agreements, the FDIC’s obligation to reimburse Oriental Bank for losses with respect to assets covered by such agreements (collectively, “covered assets”) begins with the first dollar of loss incurred. On a combined basis, the FDIC will reimburse Oriental Bank for 80% of all qualifying losses with respect to covered assets. Oriental Bank will reimburse the FDIC for 80% of qualifying recoveries with respect to losses for which the FDIC reimbursed Oriental Bank. The loss sharing agreement applicable to single-family residential mortgage loans provides for FDIC loss sharing and Oriental Bank reimbursement to the FDIC to last for ten years, and the loss sharing agreement applicable to commercial and other assets provides for FDIC loss sharing and Oriental Bank reimbursement to the FDIC to last for five years, with additional recovery sharing for three years thereafter.
     The FDIC has certain rights to withhold loss sharing payments if Oriental Bank does not perform its obligations under the loss sharing agreements in accordance with their terms and to withdraw the loss share protection if certain significant transactions are effected without FDIC consent, including certain business combination transactions and sales of shares by the Company’s shareholders, some of which may be beyond the Company’s control.
     The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement and certain exhibits attached thereto, a copy of which is attached as Exhibit 2.1 and incorporated by reference herein.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     The information set forth under Item 1.01 is incorporated by reference into Item 2.01.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under Item 1.01 is incorporated by reference into Item 2.03.

Item 8.01. Other Events.
     On April 30, 2010, the Company issued a press release announcing that Oriental Bank had acquired deposits totaling approximately $785 million, assets totaling approximately $1.7 billion, including approximately $1.58 billion in loans, and substantially all of the operations of Eurobank. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements and Exhibits.
     To the extent financial statements are required by this item, they will be filed by amendment to this report in accordance with the requirements of Item 9.01(a)(4) of Form 8-K.
     (b) Pro Forma Financial Information.
     To the extent pro forma financial information is required by this item, it will be filed by amendment to this report in accordance with the requirements of Item 9.01(b)(2) of Form 8-K.
     (d) Exhibits.

Exhibit No.	Description of Document
2.1	Purchase and Assumption Agreement — Whole Bank, All Deposits, among the Federal Deposit Insurance Corporation, Receiver of Eurobank, San Juan, Puerto Rico, the Federal Deposit Insurance Corporation and Oriental Bank and Trust, dated as of April 30, 2010.

99.1	Press release, dated April 30, 2010, relating to the Acquisition.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 6, 2010

ORIENTAL FINANCIAL GROUP INC.
By:	/s/ José Rafael Fernández
	Name:	José Rafael Fernández
	Title:	President and Chief Executive Officer

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